UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2013

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Willbros Group, Inc., a Delaware corporation (the “Company”), intends to exit the electric and gas distribution business in the Northeast and sell its investment in the related Hawkeye business (“Hawkeye”). Hawkeye formed part of the Company’s Utility Transmission and Distribution operating segment (“Utility T&D”). The Company believes that Hawkeye will have better opportunities for long-term growth and success as part of a company that has a stronger geographic presence in the Northeast utility transmission and distribution market. The Company intends to focus its utility transmission and distribution resources in other geographic regions, where it has a broader base and more competitive advantage.

The Company will actively seek to sell the Hawkeye business or the assets associated with this business, with an expected completion date within one year. Accordingly, all related assets, liabilities and results of operations, which have previously been reported in continuing operations of the Company, will be reported as discontinued operations of the Company subsequent to the period ended September 30, 2012. To the extent any of the Hawkeye assets are redeployed to other business units, the Company will consider the appropriate classification at that time.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: January 25, 2013	By:	/s/ Van A. Welch
Van A. Welch Executive Vice President and Chief Financial Officer

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